EXHIBIT 16


October 23, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments and changes in Item 4 of Form 8-K/A of Verex Laboratories, Inc. dated October 23, 2001 ("Form 8-K").



BY(Sigature)                    /s/ Balukoff Lindstrom & Co., P.A.
(Name and Title)                Balukoff Lindstrom & Co., P.A.
                                Boise, Idaho